EXHIBIT (4)-6

                             HEALTHSOUTH CORPORATION
                        OFFICERS' CERTIFICATE PURSUANT TO

                     SECTIONS 2.3 AND 11.5 OF THE INDENTURE

     Michael D. Martin and William W. Horton do hereby certify that they are the Executive Vice President, Chief Financial Officer and Treasurer and Senior Vice President, Corporate Counsel and Assistant Secretary, respectively, of HEALTHSOUTH Corporation, a Delaware corporation (the "Company") and do further certify, pursuant to resolutions of the Board of Directors of the Company adopted on May 21, 1998 and resolutions of the Pricing Committee of said Board of Directors adopted on June 17, 1998 (collectively, the "Resolutions"), and in accordance with Sections 2.3 and 11.5 of the Indenture (the Indenture as amended and supplemented by the Resolutions is herein referred to as the "Indenture") dated as of June 22, 1998 between the Company and PNC Bank, National Association, as trustee (the "Trustee"), as follows:

     1. Two series of securities to be issued under the Indenture and designated as the Company's 6.875% Senior Notes due 2005 (the "2005 Notes"), and 7.0% Senior Notes due 2008 (the "2008 Notes") have been authorized. Each of the 2005 Notes and the 2008 Notes are a separate series of securities under the Indenture and are referred to herein collectively as the "Securities." Attached hereto as Annex A is a true and correct copy of a specimen 2005 Note (the "Form of 2005 Note") and attached hereto as Annex B is a true and correct copy of a specimen 2008 Note (the "Form of 2008 Note"). The Form of 2005 Note and the Form of 2008 Note are herein collectively referred to as the "Forms of Securities."

     2. The 2005 Notes shall be limited to $250,000,000 in aggregate principal amount and shall mature on June 15, 2005. The 2005 Notes shall bear interest at the rate of 6.875% per annum from June 22, 1998, payable semiannually on each June 15 and December 15 commencing December 15, 1998. The 2005 Notes were issued at the initial offering price of 99.729% of principal amount. The 2005 Notes shall be redeemable as provided in the Form of 2005 Note attached hereto as Annex A.

     3. The 2008 Notes shall be limited to $250,000,000 in aggregate principal amount and shall mature on June 15, 2008. The 2008 Notes shall bear interest at the rate of 7.0% per annum from June 22, 1998, payable semiannually on each June 15 and December 15 commencing December 15, 1998. The 2008 Notes were issued at the initial offering price of 99.050% of principal amount. The 2008 Notes shall be redeemable as provided in the Form of 2008 Note attached hereto as Annex B.

     4. The following terms shall apply to each of the Securities:

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          (a) The Securities shall be issued initially in minimum  denominations of $1,000 and integral multiples of $1,000;

          (b) The Securities shall be issued initially in part as global securities in registered form in the name of the Depositary (hereinafter defined) or its nominee in such denominations as shall be specified in a Company Order delivered in accordance with the Indenture and otherwise as provided in the Forms of Securities with such changes thereto as may be required in the process of printing or otherwise producing the Securities and which will not affect the substance thereof;

          (c) The Depositary for the global Securities shall be The Depository Trust Company;

          (d) The global Securities shall be exchangeable for definitive Securities in registered form substantially the same as the global Securities in denominations of $1,000 or any integral multiple thereof upon the terms and in accordance with the provisions of the Indenture;

          (e) The Securities shall be payable (as to both principal and interest) when and as the same shall become due at the office of the Trustee, PNC Bank, National Association, provided that, as long as any part of the Securities are in the form of one or more global Securities, payments of interest with respect thereto may be made by wire transfer, and provided further that, with respect to Securities issued in definitive form, the Company may elect to exercise its option to have interest paid by check mailed to the registered owners' address as they appear on the Register, as kept by the Trustee on each Record Date; and

          (f) The defeasance and covenant defeasance provisions of Article 10 of the Indenture shall be applicable to the Securities.

     5. The Forms of Securities set forth certain of the terms required to be set forth in this certificate pursuant to Section 2.3 of the Indenture, and said terms are incorporated herein by reference.

     6. In addition to the covenants set forth in Article 3 of the Indenture, the Securities shall include the following additional covenants:

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     "Section 3.10 Limitation on Liens.

     The Company shall not, nor will it permit any Subsidiary to, create or assume any Indebtedness for money borrowed which is secured by a mortgage, security interest, pledge, charge, lien or other similar encumbrance of any kind (collectively, a "lien") upon any assets, whether now owned or hereafter acquired, of the Company or any such Subsidiary without equally and ratably securing the Securities by a lien ranking ratably with and equally to such secured Indebtedness, except that the foregoing restriction shall not apply to
(i) liens on assets of any corporation existing at the time such corporation becomes a Subsidiary; (ii) liens on assets existing at the time of acquisition thereof, or to secure the payment of the purchase price of such assets, or to secure indebtedness incurred or guaranteed by the Company or a Subsidiary for the purpose of financing the purchase price of such assets or improvements or construction thereon, which indebtedness is incurred or guaranteed prior to, at the time of or within 360 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); (iii) liens securing indebtedness owed by any Subsidiary to the Company or another wholly-owned Subsidiary; (iv) liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary; (v) liens on any assets of the Company or a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or in favor of any political subdivision of any of the foregoing, to secure certain payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including but not limited to, liens incurred in connection with industrial revenue or similar financing involving a political subdivision, agency or authority thereof); (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (i) to (v), inclusive; (vii) certain statutory liens or other similar liens arising in the ordinary course of business of the Company or a Subsidiary, or certain liens arising out of government contracts; (viii) certain pledges, deposits or liens made or arising under workers compensation or similar legislation or in certain other circumstances; (ix) certain liens in connection with legal proceedings, including certain liens arising out of judgments or awards; (x) liens for certain taxes or assessments, landlord's liens and liens and charges incidental to the conduct of the business or the ownership of the assets of the Company or of a Subsidiary, which were not incurred in connection with the borrowing of money and which do not, in the opinion of the

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Company,  materially  impair  the use of such  assets  in the  operation  of the business of the Company or such Subsidiary or the value of such assets for the purposes thereof or (xi) liens relating to accounts receivable of the Company or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with generally accepted accounting principles (to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof). Notwithstanding the above, the Company or any Subsidiary may, without securing the Securities, create or assume any Indebtedness which is
secured  by  a  lien  which  would   otherwise  be  subject  to  the   foregoing
restrictions, provided that after giving effect thereto the Exempted Debt then outstanding does not exceed 10% of the total Consolidated Tangible Assets of the Company and its Subsidiaries at such time.

     Section 3.11 Limitations on Sale and Lease-Back Transactions.

     The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any sale and lease-back transaction (except such transactions involving leases for less than three years) for the sale and leasing back of any property or asset unless (i) the Company or such Subsidiary would be entitled pursuant to clauses (i) through (xi) of Section 3.10 to create, incur or permit to exist a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Securities, or (ii) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of indebtedness."

     7. In addition to the definitions set forth in Article 1 of the Indenture, the following additional definitions shall apply with respect to the 2005 Notes and the 2008 Notes and, in the event of a conflict with the definition of terms in the Indenture, such additional definitions shall control:

     "Attributable Debt" means, in connection with a sale and lease-back transaction, the lesser of (i) the fair value of the assets subject to such transaction or (ii) the present value of the obligations of the lessee for net rental payments during the term of any lease discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of each series outstanding pursuant to this Indenture and subject to the limitation on sale and lease-back transactions provisions contained in
Section 3.11, compounded semiannually in either case as determined by the principal accounting or financial officer of the Company.

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     "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the date of initial issuance of the Securities in the book value of any asset owned by such Person or any of its Subsidiaries.

     "Exempted Debt" means the sum of the following as of the date of determination: (i) Indebtedness of the Company and its Subsidiaries incurred after the date of issuance of the Securities and secured by liens not otherwise permitted by the limitation on liens provisions of the Indenture, and (ii) Attributable Debt of the Company and its Subsidiaries in respect of every sale and lease-back transaction entered into after the date of the issuance of the Securities, other than leases permitted by Section 3.11.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as from time to time in effect.

     "Indebtedness"  shall mean all items classified as indebtedness on the most
recently   available   consolidated   balance  sheet  of  the  Company  and  its
Subsidiaries, in accordance with GAAP.

     8. Each of the undersigned is authorized to approve the form, terms and conditions of the Securities pursuant to the Resolutions.

     9. Attached hereto as Annex D is a true and correct copy of the Resolutions.

     10. Attached hereto as Annex E are true and correct copies of the letter addressed to the Trustee entitling the Trustee to rely on the Opinion of Counsel attached thereto, which Opinion relates to the Securities and complies with
Section 11.5 of the Indenture.

     11. Each of the undersigned has reviewed the provisions of the Indenture, including the covenants and conditions precedent pertaining to the issuance of the Securities.

     12. In connection with this certificate each of the undersigned has examined documents, corporate records and certificates and has spoken with other officers of the Company.

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     13. Each of the undersigned has made such examination and  investigation as is necessary to enable him to express an informed opinion as to whether or not the covenants and conditions precedent of the Indenture pertaining to the issuance of the Securities have been satisfied.

     14. In our opinion all of the covenants and conditions precedent provided for in the Indenture for the issuance of the Securities have been satisfied.

     15. If and to the extent that any provision of this certificate qualifies or conflicts with any provision of the Indenture, the provisions of this certificate shall control.

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Securities, as the case may be.

     IN WITNESS WHEREOF, each of the undersigned officers has executed this certificate this ____ day of August, 1998.






                                        ----------------------------------------
                                                  Michael D. Martin
                                              Executive Vice President,
                                             Chief Financial Officer and
                                                      Treasurer



                                        ----------------------------------------
                                                  William W. Horton
                                               Senior Vice President,
                                                Corporate Counsel and
                                                 Assistant Secretary



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